EXHIBIT 4.1

SERIES 2004-A-DEBENTURE

APOLLO GOLD CORPORATION
PRINCIPAL SUM: $3,775,000 CDN

MCMILLAN BINCH LLP

SERIES 2004-A-DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE UNITED STATES OR BY OR FOR THE BENEFIT OF A U.S. PERSON UNLESS (A) THIS DEBENTURE HAS BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, (B) THE SALE OF THIS DEBENTURE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS DEBENTURE REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE MUST NOT TRADE THIS DEBENTURE BEFORE FEBRUARY 20, 2005.

Series 2004-A-DEBENTURE

APOLLO GOLD CORPORATION
Principal Sum: $3,775,000 CDN

1.  Acknowledgement and Promise to Pay. APOLLO GOLD CORPORATION (the “Corporation”), a corporation continued under the laws of Yukon for value received, hereby acknowledges itself indebted to REGENT SECURITIES CAPITAL CORPORATION and certain others from time to time as provided in section 25 of this debenture and their respective successors and assigns, in the principal sum of $3,775,000 in lawful money of Canada and promises to pay the principal sum to or to the order of REGENT SECURITIES CAPITAL CORPORATION and its successors and assigns (the “Holder”) payable in full on the Maturity Date.

2.  Payment of Interest. The Corporation promises to pay interest in like money on the amount of the principal sum outstanding from time to time and on all other amounts from time to time owing hereunder at the rate of twenty-five (25%) per cent per annum, such interest to accrue on a daily basis and to be calculated and compounded monthly on the 19th day of each month in arrears and payable quarter ly each and every three (3) months from the date of this debenture. Such interest will be payable both before and after maturity, demand, default and judgement. The Corporation promises to pay interest at the same rate, on overdue interest, compounded monthly on the first day of each and every month until paid.

3.  Place of Payment. The Corporation promises to pay the principal sum, interest and all other amounts from time to time owing hereunder at the branch of the Holder at which any notice may be given to the Holder in connection with this debenture or at such other place as the Holder may designate by notice to the Corporation.

4.  Security. As security for the payment of the principal sum, interest and all other amounts from time to time owing or payable under this debenture, and the performance by the Corporation of all its obligations under this debenture, the Corporation does hereby:

(1)  create a security interest and grant, mortgage, assign, transfer and charge as and by way of a fixed and specific mortgage and charge to and in favour of the Holder, its successors and assigns all the right, title, interest and benefit of the Corporation in, to, under or in respect of all real and immoveable property including, without limitation, the real and immoveable property described in Schedule 4(1), together with all rights, options, interests, and mining and mineral rights and interests therein, now owned or hereafter acquired by the Corporation including, without limitation, all licences, easements, rights-of-way, privileges, benefits, immunities, rights and options connected therewith and/or appertaining thereto and all amendments thereto, replacements thereof and substitutions therefor from time to time, and all buildings, erections, structures, improvements, fixtures, fixed plant, fixed machinery and fixed equipment at present situate thereon or therein or which may at any time hereafter be constructed or brought or placed thereon or therein or used in connection therewith, including in each and all cases any greater or other right, title and interest therein or in any part thereof which the Corporation may acquire and hold during the currency of this debenture, and all proceeds in connection therewith. For greater certainty this debenture does not charge wholly owned real or immovable property owned by the Corporation’s Subsidiaries;

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(2)  create a security interest and grant, mortgage, pledge, assign, transfer and charge as and by way of a fixed and specific mortgage and charge to and in favour of the Holder, its successors and assigns all the right, title, interest and benefit (including leases and mining and mineral rights and interests) of the Corporation in, to, under or in respect of all equipment, machinery, vehicles and all other tangible moveable or personal property excepting inventories, of whatsoever nature and kind and wherever situate, including all parts, accessories, attachments, special tools, additions and accessions thereto and all replacements thereof and substitutions therefor from time to time, including, without limitation, the securities listed in Schedule 4(2) together with any replacements thereof and substitutions therefore, and all certificates and instruments evidencing or representing such securities and all cash and non-cash distributions in connection therewith (the “Pledged Securities”), including in each and all cases any greater right, title and interest therein or in any part thereof which the Corporation may acquire and hold during the currency of this debenture, and all proceeds in connection therewith; and

(3)  create a security interest and grant, mortgage and assign transfer and charge as and by way of a floating charge to and in favour of the Holder all of the Corporation’s business, undertaking and all other property and assets, real and personal immoveable and moveable, including, without limitation, all inventories, intangibles, accounts, book debts, good-will and uncalled capital, now owned or hereafter acquired, of whatsoever nature, kind or description and wheresoever situate (other than the property and assets from time to time effectively subjected to the fixed and specific mortgage and charge created hereby or by any instrument supplemental hereto), and all proceeds in connection therewith. The floating charge hereby created shall not hinder or prevent the Corporation, unless the security hereby constituted shall become enforceable from disposing of or dealing with the subject matter and the floating charge in the ordinary course of business of the Corporation and for the purpose of carrying on the same; provided that such action is not in breach of any specific provision of or covenant in this debenture.

(4)  Notwithstanding any provision contained herein, until such time as the consent of all of the Existing Black Fox Mortgagees (as defined herein) are obtained (the “Consent”) or until such time as the Existing Black Fox Mortgage (as defined herein) is discharged (the “Discharge”) this debenture does not constitute a charge as against the lands set out on Schedule 4(3) the lands abutting those lands described on Schedule 4(3) and all mining and mineral rights and interests and other options, rights and interests therein or thereto of every nature or kind (collectively the “ Core Black Fox Lands”). The Corporation hereby covenants and agrees that immediately upon receipt of either the Consent or the Discharge the charge granted in this debenture shall become effective and shall be registered against the lands set out in Schedule 4(1) without any further consent or approval required from the Corporation. The Corporation hereby covenants and agrees that it will not, without the prior written consent of the Holder, at any time agree to create, create or suffer to exist any mortgage, charge, pledge, lien, privilege, security interest or other encumbrance of any nature upon the Core Black Fox Lands except for encumbrances in favour of the Holder and the Permitted Encumbrances, except the Permitted Encumbrances contemplated by Schedule 6, Subsection 16(17)(i) and (ii) unless and until the Holder has a first ranking registered charge/mortgage over the lands set out in Schedule 4(1); provided that no provision hereof or elsewhere in this debenture shall be construed as a subordination or postponement of the security interest and charge created hereunder to or in favour of any other charge, lien, security interest or encumbrance.

(5)  Notwithstanding any provision contained herein, the security interests created herein shall not extend to the Mexican Subsidiary’s Shares.

5.  Habendum. To have and to hold the Property and all rights hereby conferred to the Holder, its successors and assigns forever, but in trust nevertheless for the uses and purposes with the powers and authorities and subject to the terms and conditions herein set forth.

6.  Definitions. Unless otherwise provided, the capitalized terms used in this debenture shall have the meanings ascribed to them in Schedule 6.

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7.  Attachment. The security interests created by this debenture are intended to attach when this debenture is executed by the Corporation and delivered to the Holder.

8.  Reservation of Last Day of Lease. The last day of any term of years reserved by any lease or any extension or renewal thereof, oral or written, or any agreement therefor, now held or hereafter acquired by the Corporation, is hereby excepted out of the security created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Property charged hereby or by any such other instrument, but the Corporation shall stand possessed of the reversion remaining in the Corporation of any leasehold interest for the time being demised as aforesaid, upon trust to assign and dispose thereof as the Holder shall direct; and upon any sale of the leasehold interest, or any part thereof, the Holder for the purpose of vesting the aforesaid reversion of any such term or any renewal thereof in any purchaser or purchasers thereof, shall be entitled by deed or other writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion of any such term or renewal thereof in the place of the Corporation and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

9.  Holder Not To Be Obligated. Nothing herein contained shall have the effect of making the Holder responsible for the collection of any accounts or rents or any part thereof or for the performance of any obligations, covenants, terms or conditions in favour of any lessee or in favour of any party to any other agreement or contract with the Corporation or to whom the Corporation may be otherwise obligated. The Holder shall be liable to account only for such moneys as may actually come into its hands, and any such moneys when received by it may be applied on account of any of the principal, interest and other amounts secured hereby. The Holder shall not be deemed by virtue only of the grant of this debenture to be a mortgagee in possession of the Property or any portion thereof.

10.  Representations as to the Property. The Corporation represents and warrants that:

(1)  The Corporation is the sole legal and beneficial owner of the Property.

(2)  No other Real Property - The Corporation does not own any abutting lands to the Real Property described in Schedule 4(1) of this debenture. The Corporation represents and warrants that the Real Property described in Schedule 4(1) is all of the real property in which it owns or has an interest within a five (5) Kilometer radius of the boundaries of the Real Property.

(3)  Right to Encumber - The Corporation has good right and lawful authority to grant, assign, transfer, mortgage and charge the Property as provided in and by this debenture.

(4)  Pledged Shares - the Pledged Shares are all of the issued and outstanding shares, have been duly and validly issued in the name of the Corporation and no other Person has any right to acquire shares or other ownership interest in the capital of Apollo Gold Inc.

(5)  Permitted Encumbrances - The Property is free and clear of any claims including any mortgages, charges, pledges, liens, privileges, security interests or other encumbrances of any nature except the security created or intended to be created by this debenture and except Permitted Encumbrances.

(6)  No Orders, Notices - Except as disclosed on Schedule 10(6), there are no outstanding orders, notices or similar requirements relating to the Property issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

(7)  Environmental - Except as disclosed on Schedule 10(7):

(i)	the Property and the activities and operations of the Corporation, and to the Corporation’s best knowledge, those of owner, lessee, licensee or other occupant comply in all material respects with Environmental Law, and are not subject to any existing judicial, governmental, regulatory or other investigations, proceedings, inquiries or notices, and neither the Corporation nor any present or prior lessee, owner, occupant or licensee of the Property or any part thereof, or any person having the charge, management or control thereof, has filed any notice or report pursuant to any Environmental Law in connection with the Property;

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(ii)	the Corporation has no knowledge of any Environmental Activity in respect of the Release of any Contaminant at, upon, under, over, within or with respect to the Property or any contiguous real or immovable property to or from which the Release of a Contaminant could reasonably be anticipated;

(iii)	neither the Corporation nor any other party has been, or is, involved in any operations at, near or with respect to the Property which operations could lead to the imposition of liability on the Corporation or on any subsequent or former owner or occupier or person who has or will have the charge, management or control of the Property, or the creation of a lien or charge on any property under any Environmental Law; and

(iv)	no underground storage tanks or surface impoundments or equipment containing, or that has contained PCBs or related chemical substances, are located on or under any property.

(8)  Enforceability - This debenture has been duly executed and delivered by the Corporation and, subject to any applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws from time to time in effect affecting the rights of creditors generally and the availability of equitable remedies, constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

(9)  Due Authorization and No Conflict - The Corporation has taken or caused to be taken all necessary corporate action to authorize the creation, execution, delivery and performance of this debenture and the borrowing of money hereunder, and no such action requires the consent or approval of any Governmental Authority or any other Person, nor is any such action in contravention of or in conflict with any applicable law, rule or regulation, or the articles, by-laws or resolutions of directors or shareholders of the Corporation or the provisions of any material term, covenant or condition under or in respect of any judgment, order, indenture, instrument, agreement or undertaking to which the Corporation or any of its subsidiaries is a party or by which its assets or properties are bound, except those that have been obtained. The entering into of this debenture will not result in the acceleration of any indebtedness under any other agreements to which the Corporation or any of its subsidiaries is a party.

(10)  Permitted Encumbrances. - The Corporation is not in breach of any of its obligation under those Permitted Encumbrances set out in Schedule 6, Subsection 16(10) through to 16(15) inclusive.

11.  Negative Covenants of the Corporation. The Corporation hereby covenants and agrees for itself and each of its Subsidiaries that it will not, without the prior written consent of the Holder, do the following:

(1)  at any time agree to create, create or suffer to exist any mortgage, charge, pledge, lien, privilege, security interest or other encumbrance of any nature upon the Property except for encumbrances in favour of the Holder and except for Permitted Encumbrances; provided that no provision hereof or elsewhere in this debenture shall be construed as a subordination or postponement of the security interest and charge created hereunder to or in favour of any other charge, lien, security interest or encumbrance, whether or not it is a Permitted Encumbrance.

(2)  so long as any monies secured by this debenture remain outstanding, sell, remove, lease, destroy or otherwise dispose of all or any part of the Property except as contemplated by Section 4(3); and except that the Corporation may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories subject to the security interest created hereunder which may have become worn out or damaged or otherwise unsuitable for their purpose on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges except Permitted Encumbrances, property of equal value so that the security hereby constituted shall not be in any way reduced or impaired.

(3)  consolidate, amalgamate or merge with any other corporation or entity.

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12.  Covenants of the Corporation. The Corporation hereby covenants and agrees with the Holder as follows:

(1)  Corporate Existence, etc. - The Corporation will maintain its corporate existence and preserve all rights, powers, licenses, privileges, franchises and goodwill.

(2)  Share Certificates - The certificates representing the Pledged Securities duly endorsed by the appropriate Person in blank for transfer or accompanied by stock powers of attorney satisfactory to the Holder will forthwith be delivered to and remain in the custody of the Holder or its nominee.

(3)  Defence of Interest - The Corporation will defend its right, title and interest in and to the Property against all claims and demands whatsoever of all persons whomsoever.

(4)  Registrations - If requested by the Holder, the Corporation will register this debenture or notice thereof without delay at every office where the registration or recording thereof may, in the opinion of counsel for the Holder, be necessary or desirable to preserve, perfect or protect the security hereby created, and it will deliver or exhibit to the Holder, on demand, certificates, or other evidence satisfactory to the Holder, establishing such registration or recording, and from time to time renew the same, if such renewal is, in the opinion of counsel for the Holder, necessary or desirable to preserve, perfect or protect the security hereby created.

(5)  Rents, Taxes, etc. - The Corporation will from time to time pay or cause to be paid all rents, taxes, rates, levies or assessments, ordinary or extraordinary, government fees or dues, lawfully levied, assessed or imposed upon the Property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such rents, taxes, rates, levies, assessments, fees or dues is in good faith being contested by the Corporation by proper legal proceedings, provided that in such case the Corporation shall satisfy the Holder, and if required furnish security satisfactory to it, that any such contestation will involve no forfeiture of any part of the Property. If the Corporation defaults in payment of any such rents, taxes, rates, levies, assessments, fees or dues then the Holder shall be entitled to pay the same, and any amounts so paid by the Holder shall be added to the principal amount of this debenture and shall be secured hereby and shall be payable forthwith together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture.

(6)  Insurance - The Corporation will insure and keep insured the Property against loss or damage by fire and other insurable hazards and perils which such several assets are commonly insured against in the jurisdiction in which the Property is located to the full insurable value thereof. All policies of insurance issued in respect of the Property and all proceeds thereof are hereby assigned to the Holder as security for the Corporation's obligations hereunder. Each policy of insurance shall be in form and substance acceptable to the Holder and shall not be subject to any co-insurance clause. The Corporation will provide the Holder with certificates of such insurance and, if required, duplicate originals thereof. Each policy of insurance shall show the Holder as loss payee (and named insured under any and all liability insurance), as its interest may appear, and the Corporation will cause to be affixed to each policy of insurance a mortgage clause or mortgage endorsement in form satisfactory to the Holder and providing for a minimum of 30 days’ notice to the Holder of cancellation or lapse. Any proceeds of insurance received by, or payable to, the Holder under the terms hereof may at the option of the Holder be applied in reduction of the principal, interest and other amounts secured hereby. If the Corporation fails to obtain any such insurance the Holder may (but is not obligated to) obtain such insurance and any amounts paid by the Holder in respect of such insurance shall be added to the principal sum of this debenture and shall be secured hereby and shall be payable forthwith together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture.

(7)  Maintenance of the Property - The Corporation will not permit waste to be committed or suffered on the Property, will diligently maintain, use, operate and repair the Property and will carry on and conduct its business with respect to the Property in a proper and efficient manner so as to preserve and protect the Property and the earnings, incomes, rents, issues, profits, benefits and advantages thereof. The Holder may make such repairs as it reasonably deems necessary and any such repairs shall be added to the principal sum of this debenture and secured hereby and shall be payable forth with together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture.

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(8)  Records - The Corporation will keep proper books of account and records with respect to the operation of, and will, upon the reasonable request of the Holder, provide the Holder with information concerning the Property and the business of the Corporation.

(9)  Access - The Corporation will from time to time permit duly authorized agents or representatives of the Holder, during reasonable business hours, to enter upon and inspect the Property and the business of the Corporation and its books of accounts and records.

(10)  Performance of Obligations - The Corporation will comply with the requirements of agreements and documents to which it is a party and all applicable laws, consents and directives of any administrative, governmental or judicial authority or organization or body, if non-compliance with such laws, agreements or documents might adversely affect the financial condition of the Corporation, its ability to perform and observe its obligations under this debenture or the validity or priority of the security created by this debenture, or if such laws, agreements or documents otherwise affect the Property. The Corporation will forthwith notify the Holder of any non-compliance with any such laws, agreements and documents.

(11)  Further Assurances - At any time and all times the Corporation will do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, conveyances, mortgages, transfers and assurances in law as the Holder shall reasonably require for the purpose of giving the Holder a valid mortgage, charge or security of the nature herein specified upon all property intended to be covered hereby, and for the better assuring, conveying, mortgaging, assigning, confirmation or charging unto the Holder all and singular the hereditament and premises, estates and property hereby mortgaged and charged, or intended so to be, in favour of the Holder.

(12)  Environmental Compliance - The Corporation will comply and will cause all occupants and/or users of the Property to comply in all respects with the requirement of any Environmental Law applicable to the Property. In the event of any Release of a Contaminant, the threat of a Release of a Contaminant, or the presence of any Contaminant affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real property and/or if the Corporation shall fail to comply with any of the requirements of Environmental Law, the Holder may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed and/or take any and all other actions as the Holder shall deem necessary or advisable in order to abate the discharge of any Contaminant, remove the Contaminant or cure the Corporation’s non-compliance. If the Holder, or someone on the Holder’s behalf, retains the services of any lawyer or solicitor or any engineer, scientist or any environmental consultant or other consultant in connection with any environmental matter, the Corporation shall pay the reasonable costs and fees thereby incurred if retained as a result of any breach of Environmental Law or in connection with any enquiry or investigation by a federal, provincial, municipal or local government or agency in connection with Environmental Law or if the services performed are reasonably necessary for the performance of the Holder’s functions under this debenture or for the preservation or protection of the Property. If the Corporation should fail to pay such costs or fees forthwith the Holder may but shall not be obliged to pay the same. All obligations, costs, charges, fees and expense which the Holder incurs with respect to any matter referred to in this section 12(12) shall be added to the principal amount of this debenture and shall be secured hereby and shall be payable forthwith and be a charge on the Property together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture, and in default the Holder may exercise any and all of its remedies hereunder.

(13)  Environmental Indemnity - The Corporation shall at all times indemnify and hold harmless the Holder, its officers, directors, employees, agents and shareholders against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by the Holder, whether upon realization of the security interests created by this debenture, or as a lender to the Corporation, or as successor to or assignee of any right or interest of the Corporation, or as a result of any order, investigation or action by any governmental or regulatory authority relating to the Corporation or its business undertaking, property or assets or as privileged or hypothecary creditor or mortgagee in possession of property or as successor or successor-in-interest to the Corporation as a result of any taking of possession of all or any property or by foreclosure deed or deed in lieu of foreclosure or by any other means relating to the Corporation, under or on account of any breach of Environmental Law, or the assertion of any lien thereunder with respect to:

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(i)	the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real or immovable property or personal property located thereon, including any loss of value of the Property as a result of any of the foregoing;

(ii)	the Release of a Contaminant owned by, or under the charge, management or control of, the Corporation, or any predecessor or assignor of the Corporation,

(iii)	any costs incurred by any federal, provincial, municipal, local or other governmental or regulatory authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to, the Property or elsewhere or personal property located thereon, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Law,

(iv)	liability for personal injury or property damage arising by reason of any civil law offences or quasi-offences or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the Property or elsewhere, and/or

(v)	any other environmental matters affecting the Property or the operations and activities of the Corporation within the jurisdiction of any federal, provincial, municipal or local environmental agency.

The Corporation’s obligation under this section 12(13) shall arise upon the discovery of the presence of any Contaminant, whether or not any federal, provincial, municipal or local environmental agency has taken or threatened any action in connection with the presence of any Contaminant. The Corporation acknowledges that the Holder has relied upon the Corporation’s representations, warranties and covenants. It is the intention of the Corporation and the Holder that the provisions of this section shall supersede any other provisions in this debenture, and all other documents and instruments which in any way limit the liability of the Corporation and that the Corporation shall be liable for any obligations arising under this section even if the amount of the liability incurred exceeds the outstanding amount of this debenture. The obligations of the Corporation arising under this section are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, except in respect of negligence or wilful misconduct by the Holder. This section shall survive the repayment of the principal sum of this debenture and shall survive the transfer of any or all right, title and interest in and to the Property by the Corporation to any party, whether or not affiliated with the Corporation. Any amount payable or owing under this section 12(13) shall be added to the principal sum of this debenture and shall be secured hereby and shall be payable forthwith together with interest thereon calculated and payable at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture.

(14)  Quiet Possession. That on default by the Corporation hereunder the Holder may peaceably and quietly enter into and hold and occupy the Property without hindrance, interference or denial of the Corporation or of anyone claiming under it or of any prior encumbrancers whatsoever.

(15)  Pay Costs. The Corporation shall pay all costs and expenses (including legal fees and disbursements on a solicitor and own client basis) of the Holder incidental to or which in any way relates to this debenture or its enforcement including (i) the preparation, execution and filing of this debenture and any instruments postponing, discharging, amending, extending or supplemental to this debenture (ii) perfecting and keeping perfected this debenture; (iii) maintaining the intended priority of the debenture on all or any part of the Property; (iv) taking, recovering or possessing the Property; (v) taking any actions or other proceedings to enforce the remedies provided herein or otherwise in relation to this debenture or the Property, or by reason of a default hereunder or the non-payment of the moneys hereby secured; (vi) taking proceedings, giving notices and giving responses required under any applicable law concerning or relating to this debenture, including compliance with the provisions of applicable bankruptcy, insolvency, personal property security and mortgage enforcement legislation; and (vii) any inspections required to be made to the Property, or the review of any plans, specifications or other documentation which may require the approval or consent of the Corporation

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(16)  To Hold the Proceedings of Unauthorized Sale in Trust. In the event the Property or any part thereof are sold or disposed of prior to the full discharge of this debenture, in any manner not authorized by this debenture, the Corporation shall hold all proceeds of such sale or disposition received by the Corporation as trustee for the Holder until the Corporation has been fully released from this debenture by the Holder.

(17)  Not to Remove. Prior to the removal of any of the Property from the province or other jurisdiction in which it is situated at the date of this debenture or to leasehold the property, the Corporation shall, and shall cause its subsidiaries to, effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Corporation, as may be required or desirable to protect or preserve the security hereby created, and the company shall forthwith notify the Corporation of the intended removal and the action proposed to be taken.

(18)  Application of Proceeds. To apply all of the proceeds received by the Corporation from any Permitted Encumbrances set out in Schedule 6, Subsection 16(17) to repay this debenture.

13.  Events of Default. The principal sum, interest and other amounts hereby secured shall become immediately payable and the security hereby constituted shall become enforceable, subject to the Applicable Cure Periods, if any, in each and every of the events following:

(1)  Failure to Pay - If the Corporation does not pay when due any principal, interest or other amount payable by it under this debenture at the place and in the currency in which such amount is expressed to be payable.

(2)  Misrepresentation - If any representation or warranty or statement made herein, the Subscription Agreement, the Underwriting Agreement, or the Collateral Security proves to be untrue when made.

(3)  Default in Covenant - If the Corporation makes default in the observance or performance of some other thing hereby required to be done or some other covenant or condition hereby required to be observed or performed under this debenture, the Underwriting Agreement or an “Event of Default” or “Default” shall have occurred under any Collateral Security.

(4)  Assignment for Benefit of Creditors - If the Corporation or any of its subsidiaries makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets; or any corporate or partnership action is taken to authorize any of the actions referred to in this section.

(5)  Insolvency or Bankruptcy Proceedings - If any proceedings are instituted against the Corporation or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets.

(6)  Appointment of Receiver, etc. - If a receiver, trustee, or other similar official with like powers is appointed with respect to, or any encumbrancer shall take possession of, any of the properties or assets of the Corporation or any of its subsidiaries.

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(7)  CCAA Proceedings - If any proceedings with respect to the Corporation or any of its subsidiaries are commenced under the Companies’ Creditors Arrangement Act.

(8)  Encumbrances - If an encumbrancer or secured creditor shall appoint a receiver or agent or other similar official over any part of the Property, or take possession of any part of the Property or if any execution, distress or other process of any court becomes enforceable against any of the Property of the Corporation, or a distress or like process is levied upon any of such property;

(9)  Execution, Seizure or Garnishment - If any execution, seizure, garnishment, sequestration, extent or any other process of any court becomes enforceable against the Corporation or if a distress or analogous process is levied upon the property of the Corporation or any part thereof.

(10)  Prior Charge - If the Corporation shall permit any sum which has been admitted as due by the Corporation or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property and assets subject to the mortgage and charge created by this debenture which is not a Permitted Encumbrance.

(11)  Ceasing to Carry on Business - If the Corporation or any of its subsidiaries takes any corporate proceedings for its dissolution, liquidation or amalgamation with any other company or if the corporate existence of the Corporation shall be terminated by expiration, forfeiture or otherwise, or if the Corporation or any of its subsidiaries ceases or threatens to cease, to carry on all or a substantial part of its business.

(12)  Unlawful Obligations - If at any time it is unlawful for the Corporation to perform any of its obligations under this debenture in the manner contemplated hereunder.

(13)  Failure to Satisfy Environmental Orders - If any environmental order or environmental lien is issued under any Environmental Law against the Property or the Corporation or its business, provided that any environmental order has not been satisfied or discharged within thirty (30) days of the date the environmental order was received by the Corporation.

14.  Waiver of Default. The Holder may by notice to the Corporation waive in whole or in part any default of the Corporation on such terms and conditions as the Holder may determine, but no such waiver shall be taken to affect any subsequent default or the rights resulting therefrom. No delay by the Holder in the enforcement of its rights under this debenture shall be deemed to constitute a waiver of a default.

15.  Remedies. Whenever the security hereby constituted shall have become enforceable and so long as it shall remain enforceable the Holder may proceed to realize the security hereby constituted and to enforce its rights:

(1)  by entry, with the right to have, hold, use, occupy, possess and enjoy the Property without the let, suit, hindrance, interruption or denial of the Corporation, its successors or assigns;

(2)  by entry, with the right to make such arrangements for completing the construction of, repairing or putting in order any buildings or other improvements on the Property, or for inspecting, taking care of, leasing, collecting the rents of and managing generally the Property as it may deem expedient, and all reasonable costs, charges and expenses, including allowances for the time and service of any employee of the Holder or other person appointed for the above purposes shall be added to the principal sum of this debenture and shall be secured hereby and payable forthwith together with interest thereon calculated at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of this debenture;

(3)  by the appointment, by an instrument in writing, of any person or persons, whether an officer or officers or an employee or employees of the Holder or not, as a receiver (which term includes a receiver and manager) or receivers of all or any part of the Property, and the Holder may remove any receiver or receivers so appointed and appoint another or others in his or their stead;

(4)  under the provisions of section 18 or other sale permitted at law;

SERIES 2004-A-DEBENTURE
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(5)  by proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers;

(6)  by proceeding in any court of competent jurisdiction for foreclosure; and

(7)  by any other action, suit, proceeding or other remedy authorized or permitted by law or by equity,

16.  Remedies Cumulative. No such remedy for the realization of the security hereby constituted or for the enforcement of the rights of the Holder shall be exclusive of or dependent upon any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

17.  Receiver. Subject to the provisions of any instrument in writing appointing a receiver or receivers, upon the appointment hereunder of a receiver of the Property or any part thereof, the following provisions shall apply:

(1)  Every such receiver shall have unlimited access to the Property as agent and attorney for the Corporation (which right of access shall not be revocable by the Corporation) and shall have full power and unlimited authority to:

(i)	take possession of the Property or any part thereof;

(ii)	carry on or concur in carrying on the business of the Corporation;

(iii)	collect the rents and profits from tenancies whether created before or after these presents;

(iv)	lease or concur in leasing any portion of the Property which may become vacant on such terms and conditions as he considers advisable and enter into and execute leases, accept surrenders and terminate leases;

(v)	complete the construction of any building or buildings or other erections or improvements on the Property left by the Corporation in an unfinished state or award the same to others to complete and purchase, repair and maintain any personal property including, without limitation, appliances and equipment, necessary or desirable to render the premises operable or rentable, and take possession of and use or permit others to use all or any part of the Corporation’s materials, supplies, plans, tools, equipment (including appliances) and property of every kind and description;

(vi)	insure, manage, operate, repair, alter or extend the Property; and

(vii)	sell or otherwise dispose of all or any part of the Property,

and the Corporation undertakes to ratify and confirm whatever any such receiver may do with respect to the Property.

(2)  The Holder may at its discretion vest the receiver with all or any of the rights and powers of the Holder.

(3)  The Holder may fix the reasonable remuneration of the receiver who shall be entitled to deduct the same out of the revenue or the sale proceeds of the Property.

(4)  Every such receiver shall be deemed the agent or attorney of the Corporation and, in no event, the agent of the Holder and the Holder shall not be in any way responsible for the acts or omissions of any such receiver.

(5)  The appointment of any such receiver by the Holder shall not result in or create any liability or obligation on the part of the Holder to the receiver or to the Corporation or to any other person and no appointment or removal of a receiver and no actions of a receiver shall constitute the Holder a mortgagee in possession or responsible as such.

SERIES 2004-A-DEBENTURE
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(6)  No such receiver shall be liable to the Corporation to account for monies other than monies actually received by him in respect of the Property, or any part thereof, and out of such monies so received every such receiver shall, in the following order, pay:

(i)	his remuneration as aforesaid;

(ii)	all costs and expenses of every nature and kind incurred by him in connection with the exercise of his powers and authority hereby conferred;

(iii)	interest, principal and other money which may, from time to time, be or become charged upon the Property in priority to these presents, including taxes;

(iv)	to the Holder all interest, principal and other monies due hereunder to be paid in such order as the Holder in its discretion shall determine;

(v)	and thereafter, every such receiver shall be accountable to the Corporation for any surplus.

The remuneration and expenses of the receiver shall be paid by the Corporation on demand and shall be a charge on the Property and shall bear interest from the date of demand at the same rate as applies to the principal hereby secured.

(7)  Save as to claims for accounting under clause (6) above, the Corporation hereby releases and discharges any such receiver from every claim of every nature, whether sounding in damages or not which may arise or be caused to the Corporation or any person claiming through or under him by reason or as a result of anything done by such receiver unless such claim be the direct and proximate result of dishonesty or fraud.

(8)  The Holder may, at any time and from time to time, terminate any such receivership by notice in writing to the Corporation and to any such receiver.

(9)  The statutory declaration of an officer of the Holder as to default under the provisions of these presents and as to the due appointment of the receiver pursuant to the terms hereof shall be sufficient proof thereof for the purposes of any person dealing with a receiver who is ostensibly exercising powers herein provided for and such dealing shall be deemed, as regards such person, to be valid and effectual.

(10)  The rights and powers conferred herein in respect of the receiver are supplemental to and not in substitution of any other rights and powers which the Holder may have.

18.  Sales.

(1)  Method of Sale - If, upon the happening of an event of default as described in section 13, the security hereby constituted shall become enforceable, the Holder may, either before or after any entry, sell and dispose of the Property including, without limitation, any rents and profits thereof either as a whole or in separate parcels, at public auction or by tender or by private sale at such time or times as the Holder may determine, and may make such sale either for cash or credit or part cash and part credit, and with or without advertisement, and upon such conditions as to upset and price and with or without a reserve bid as the Holder may deem proper.

(2)  Rescission and Resale - The Holder may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereunder and adjourn any such sale from time to time without being answerable for any loss occasioned by such sale or by any postponement thereof.

(3)  Deeds - The Holder may execute and deliver to the purchaser or purchasers of the Property or any part thereof good and sufficient deeds, assurances and conveyances for the same, the Holder being hereby constituted the irrevocable attorney of the Corporation for the purpose of making such sale and executing such deeds, assurances and conveyances.

(4)  Sale, Bars, Claims through Corporation - Any such sale made as aforesaid shall be a perpetual bar both in law and in equity against the Corporation and all other persons claiming the said property or any part thereof, by, from, through or under the Corporation.

SERIES 2004-A-DEBENTURE
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(5)  Sale Proceeds - In the case of a sale for cash or credit, or part cash and part credit, the Holder shall be bound to pay to the Corporation only such moneys as have been actually received from purchasers after the satisfaction of all claims of the Holder including payment of any costs, charges and expenses incurred by the Holder in the taking, recovering, keeping possession of, and any sale of, the Property.

18(a) Special Provisions Regarding Securities. With respect to any Property consisting of securities (including the Pledged Securities), the Corporation, upon default by the Corporation under this debenture, authorizes the Holder (in addition to any other rights the Holder may have under the debenture or otherwise) to vote the Pledged Securities and/or to transfer the same or any part thereof into its own name or that of its nominee so that the Holder or its nominee may appear of record as the sole owner thereof. After the occurrence of any default by the Corporation under this debenture, the Corporation waives all right to be advised of or to receive any notices, statements or communications received by the Holder or its nominee as such record owner of the securities (including the Pledged Securities).

19.  Prior Encumbrances and Expenses. The Holder may pay the amount of any encumbrance, lien or charge now or hereafter existing, or to arise or to be claimed upon the Property having priority over this debenture, including any taxes, utility charges or other rates on the Property, or any of them, and may pay all costs, charges and expenses and all solicitors’ fees as between a solicitor and his client, which may be incurred in taking, recovering and keeping possession of the Property, or in protecting, repairing, restoring or preserving the Property, and generally in any proceedings or steps of any nature whatever properly taken in connection with or to realize this security, or in respect of the collection of any overdue interest, principal, insurance premiums or any other monies whatsoever payable by the Corporation hereunder whether any action or any judicial proceedings to enforce such payments has been taken or not. The amount so paid shall be added to the debt hereby secured and be a charge on the Property and shall bear interest at the rate aforesaid, and shall be payable forthwith by the Corporation to the Holder. Further, the non-payment of such amount shall be an event of default under this debenture and shall entitle the Holder to exercise the remedies hereby given. In the event of the Holder paying the amount of any such encumbrance, lien or charge, taxes or rates, either out of the monies advanced on the security or otherwise, the Holder shall be entitled to all the rights, equities and securities of the person or persons, company, corporation, or Government so paid.

20.  No Set-Off, etc. The principal sum, interest and other amounts hereby secured will be paid and shall be assignable free from any right of set-off or counterclaim or equities between the Corporation and the Holder or any other person or persons.

21.  No Merger. The taking of a judgement or judgements under any of the covenants in this debenture shall not operate as a merger of the covenant or affect any other right of the Holder under this debenture or otherwise.

22.  Negotiable Instrument. This debenture is to be treated as a negotiable instrument and all persons are invited by the Corporation to act accordingly.

23.  Security in Addition, etc. This debenture is in addition to and not in substitution for any other security now or hereafter held by the Holder or any other person. No payment to the Holder shall constitute payment on account of any of the principal sum, interest or other amounts from time to time owing hereunder unless specifically so appropriated by the Holder by notation of such payment on this debenture.

24.  Discharge of Debenture. If the Corporation, its successors or assigns shall pay or cause to be paid to the Holder the moneys secured by this debenture and shall otherwise observe and perform the terms hereof, then this debenture and the rights hereby granted shall cease and be void and thereupon the Holder shall at the request and at the expense of the Corporation, its successors or assigns, cancel and discharge the mortgage and charge of this debenture and execute and deliver to the Corporation, its successors or assigns, such deeds and other instruments as shall be requisite to cancel and discharge the mortgage and charge hereby constituted.

25.  Pledge of Debenture and Transfers. Notwithstanding the provisions of section 24, but subject to compliance with applicable securities laws, this debenture at any time and from time to time may be assigned, transferred, pledged, hypothecated, lodged, deposited or delivered by the Corporation to the Holder as security for advances or loans to or for indebtedness or other obligations or liabilities of the Corporation to the Holder and/or such other parties as the Holder and the Corporation may in writing agree and in such event this debenture shall not be deemed to have been discharged or redeemed or the amounts payable hereunder to have been satisfied or reduced by reason of the account of the Corporation having ceased to be in debit while this debenture remained so assigned, transferred, pledged, hypothecated, lodged, deposited or delivered.

SERIES 2004-A-DEBENTURE
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 This debenture and the rights hereunder are transferable by the Holder without the consent of the Corporation, provided that such transfer is completed in accordance with all applicable securities laws. In the event that the Holder effects a partial transfer of this debenture, the Holder shall advise the Corporation of the name, address and facsimile number of the transferee, the portion of this debenture transferred and the date of transfer and the Corporation shall forthwith thereafter issue to the Holder and the transferee a replacement debenture with terms identical to this debenture (save for the principal amount owing) without cost or charge to the Holder or the transferee, and this debenture shall thereafter be deemed surrendered. The Holder and any transferee shall be entitled to the rights evidenced by this debenture free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder of this debenture.

26.  Prepayment. The Corporation may prepay the entire principal amount outstanding under the debenture prior to the Maturity Date without penalty.

27.  Contractual Rights. Notwithstanding anything else herein, the security interests in the Property when created hereby shall not extend to, and the Property shall not include, any agreement, right, license or permit (the “Contractual Rights”) to which the Corporation is party or of which the Corporation has the benefit, to the extent that the creation of the security interests herein would constitute a breach of the terms, or permit any person to terminate the Contractual Rights, but in such event the Corporation shall hold its interest in such Contractual Rights in trust for the Holder with the obligation to assign same to any person acquiring all or any part of the Property in the course of enforcement of the security interests herein created.

28.  Corporation’s Quiet Possession. Provided that until default in the payment of principal, interest or other sums secured by this debenture or intended so to be, or in the performance of any of the provisions set forth in this debenture, it shall be lawful for the Corporation to peaceably and quietly have, hold, use, occupy, possess and enjoy the Property, and receive and take the rents and profits thereof to its own use and benefit, without let, suit, hindrance, interruption or denial by the Holder, or any other person or persons whomsoever lawfully claiming, or who shall, or may lawfully claim by, from, under or in trust for it, them or any or either of them.

29.  Deemed Covenants Excluded. The covenants deemed to be included in a charge by subsection 7(1) of the Land Registration Reform Act shall be and are hereby expressly excluded from the terms of this debenture.

30.  Limited Power of Attorney. The Corporation hereby appoints the Holder as the Corporation's attorney, with full power of substitution, in the name and on behalf of the Corporation, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Corporation has agreed to execute, deliver and do hereunder, or as may be required by the Holder or any Receiver to give effect to this debenture or in the exercise of any rights, powers or remedies hereby conferred on the Holder or any Receiver, and generally to use the name of the Corporation in the exercise of all or any of the rights, powers or remedies hereby conferred on the Holder or any Receiver. This appointment, being coupled with an interest, shall not be evoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Corporation or for any other reason.

31.  Demand or Notice. Any demand or notice to be made or given in connection with this debenture shall be in writing and shall be duly made or be given if delivered by hand, mailed by registered, first class mail, postage prepaid, or sent by telecopier addressed to the respective parties at the following addresses:

SERIES 2004-A-DEBENTURE
- 13 -

In the case of the Holder:

Regent Securities Capital Corporation
105 Adelaide St. W.
Suite 904
Toronto, Ontario
M5H 1P9

Attention: J. Jay Jaski
Fax: 416.865.9550

In the case of the Corporation:

Apollo Gold Corporation
4601 DTC Blvd.
Suite 750
Denver, Colorado
80237-2571

Attention: David Russell

Any such demand or notice shall conclusively be deemed to have been made or given and received on the day delivered, sent by telecopier or mailed, as the case may be.

32.  References. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses and schedules unless otherwise specified are to articles, sections, subsections, paragraphs, subparagraphs and clauses of and schedules to this debenture.

33.  Headings. The insertion of headings are for convenience of reference only and shall not affect the interpretation of this debenture.

34.  Number and Gender. Words importing the singular include the plural and vice versa and words importing gender include all genders.

35.  Governing Law. This debenture shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

36.  Amendment. No amendment of this debenture shall be binding unless in writing and signed by the parties.

37.  Severable. If any provision of this debenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

38.  Successors and Assigns. This debenture shall be binding upon and enure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

39.  Receipt of Copy. The Corporation acknowledges receipt of a copy of this debenture.

40.  Limit on Rate of Interest. If any provision of this debenture would obligate the Corporation to make any payment of interest or other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Holder of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the Holder of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

(a)	firstly, by reducing the amount or rate of interest required to be paid to the Holder under this Section 40; and

(b)	thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

SERIES 2004-A-DEBENTURE
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Notwithstanding the above, and after giving effect to all adjustments contemplated thereby, if the Holder shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Corporation shall be entitled, by notice in writing to the Holder, to obtain reimbursement from the Holder in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by the Holder to the Corporation.

Any amount or rate of interest referred to in this Section 40 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any amount remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date hereof to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Holder shall be conclusive for the purposes of that determination.

[THIS SPACE INTENTIONALLY LEFT BLANK]

SERIES 2004-A-DEBENTURE
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IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed to this debenture, by its officers duly authorized in that behalf, this 19th day of October, 2004.

APOLLO GOLD CORPORATION
By:
Name:
Title:

By:
Name:
Title:
I/We have authority to bind the Corporation.

SERIES 2004-A-DEBENTURE

Schedule 4(1) - Real Property

OWNED REAL PROPERTY

PIN 65366-0129(LT)
Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River - Matheson, District of Cochrane.

PIN 65380-0556(LT)
Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast’y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.

PIN 65380-0557(LT)
Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.

PIN 65380-0555(LT)
Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.

PIN 65366-0127(LT)
Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.

PIN 65380-0552(LT)
Parcel 7745 SEC, The North Half of Lot 8, Concession 6, Township of Hislop, except surface rights C69085, Black River-Matheson, District of Cochrane.

PIN 65380-0534(LT)
Parcel 388 SEC, Part of broken Lot 7, Concession 6, Township of Hislop, as in Instrument No. TP6616, except Part 1, Plan 6R3065, Black River-Matheson, District of Cochrane.

PIN 65380-0532
Parcel 6413 SEC, The South West Quarter of Lot 6, Concession 6, Township of Hislop, Black River-Matheson, District of Cochrane.

PIN 65380-0553(LT)
Parcel 4707 SEC, Part of the North part of Lot 7, Concession 6, Township of Hislop, lying west of a lake and creek on said lot, and lying north of line drawn east astronomically across said lot from a point in the west limit thereof distant 41 chains 64 links north from the south west angle of the lot, containing 46 acres more or less, Black River-Matheson, District of Cochrane.

PIN 65380-0559 (LT)
Parcel 3393 SEC, Part of the North half of Lot 4 Concession 6, Hislop, except Part 1, plan 6R7375 & SRO C69085, Black River- Matheson, District of Cochrane.

SERIES 2004-A-DEBENTURE
4(1) - 1

PIN 65380-0558 (LT)
Parcel 11511 SEC, Part of the Northeast ¼ of Lot 5, Concession 6, Hislop as in Instrument No. CP5862, Black River- Matheson, District of Cochrane.

OTHER INTERESTS CHARGED

PIN 65366-0143(LT)
Parcel 4150 SEC, South ½ of Lot 8, Concession 1, Beatty, except C506564, C69085, C511438, Black River-Matheson, District of Cochrane.

PIN 65366-0126(LT)
Parcel 24577 SEC, South ½ of Lot 5, Concession 1, Beatty, excepting therefrom the lands required for highway purposes described as follows; premising that the bearings hereinafter mentioned are astronomical and are referred to the meridian through the centre of the Township of Carr in longitude 80 degrees 28 minutes west, commencing at the SE angle of said Lt; Thence N 00 degrees 07 minutes 30 seconds west along the E boundary of said Lot 33 Ft, thence S 89 degrees 49 minutes 30 seconds west 2656.49 Ft to a point in the W boundary of said Lt,; thence S 00 degrees 07 minutes E along the said W boundary 33 Ft to the SW angle of said Lt; thence N 89 degrees 49 minutes 30 seconds E along the S boundary of said Lt 2656.49 Ft to the POC, containing 2.012 acres, more or less; SRO N ½ of Lt 5 Con 1 being; Mining Claim L13391 Beatty; Mining Claim L15799 Beatty; Mining Claim L22257 Beatty; Mining Claim L22258 Beatty; SRO W1/2 Lt 4 Con 1 Beatty being; Mining Claim L11397 Beatty; Mining Claim L16477 Beatty, Mining Claim L22527 Beatty; Mining Claim L22915 Beatty SRO; Pt Lt 4 Con 2 Beatty being the SW1/4 of S1/2; Mining Claim L13510 Beatty SRO; Pt Lt 5 Con 2 Beatty being the S1/2 of S1/2; Mining Claim L13508 Beatty, Mining Claim L13509 Beatty; Black River-Matheson, District of Cochrane.

UNPATENTED MINING CLAIMS

L1048333 Hislop Township
L1048334 Hislop Township
L1048335 Hislop Township
L1113087 Hislop Township
L1115059 Beatty Township

SERIES 2004-A-DEBENTURE
4(1) - 2

Schedule 4(2) - Pledged Securities

Corporation	Type of Pledged Equity Securities	Number of Pledged Equity Securities	Percentage of Total Outstanding	Certificate No(s).
Apollo Gold Inc.	Common	100	100%	No. 65

SERIES 2004-A-DEBENTURE
4(3) - 1

 Schedule 4(3) - Core Black Fox Lands

PIN 65380-0556(LT)
Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast’y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.

PIN 65366-0129(LT)
Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River - Matheson, District of Cochrane.

PIN 65380-0555(LT)
Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.

PIN 65380-0557(LT)
Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.

PIN 65366-0127(LT)
Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.

PIN 65380-0552(LT)
Parcel 7745 SEC, The North Half of Lot 8, Concession 6, Township of Hislop, except surface rights C69085, Black River-Matheson, District of Cochrane.

UNPATENTED MINING CLAIMS

L1048333 Hislop Township
L1048334 Hislop Township
L1048335 Hislop Township
L1113087 Hislop Township
L1115059 Beatty Township

SERIES 2004-A-DEBENTURE
4(3) - 1

Schedule 6 – Definitions
In the attached debenture:

1.  “Applicable Cure Periods” means, in the case of Section 13(1), a payment default five (5) business days and in the case of Section 13(2), 13(3), 13(10), 13(12) , and 13(13), fifteen (15) days from notice of default.

2.  “Black Fox Project” means the Corporation's mining project located approximately 10 km east of the Town of Matheson, Ontario along the east-west 200 km Destor-Porcupine Fault Zone.

3.  "Capital Leases" means leases which are classified as such in accordance with GAAP.

4.  “Contaminant” means, without limitation, any pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants including any of the foregoing as defined in any Environmental Law.

5.   “Collateral Security” means that certain Guaranty and Security Agreement dated the date hereof and executed by Apollo Gold, Inc. in favor of the Holder.

6.  “Core Black Fox Lands” means the lands described on Schedule 4(3).

7.  "Encumbrance" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest or other security agreement, trust, or arrangement having the effect of granting security for the payment or performance of any debt, liability or obligation, and "Encumbrances ", "Encumber" and "Encumbered" shall have corresponding meanings.

8.  “Environmental Activity” means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its release, emission, discharge, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

9.  “Environmental Law” means any and all applicable international, federal, provincial, state, municipal or local laws, by-laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, health protection or any Environmental Activity.

10.  “Existing Black Fox Mortgage” means the change/mortgage of land, dated September 5, 2002, granted by Apollo Gold Corporation in favour of Glimmer Resources Inc., Exall Resources Limited and Newmont Canada Limited registered on September 6, 2002 as Instrument No. 0523974.

11.  “Existing Black Fox Mortgagees” means the mortgagees under the Existing Black Fox Mortgage, as maybe amended from time to time, currently being Glimmer Resources Inc., Exall Resources Limited and Newmont Canada Limited.

12.  "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied.

13.  "Governmental Authority" means, when used with respect to any person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration, board, instrumentality, or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

14.  “Maturity Date” means January 19, 2005.

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15.  “Mexican Subsidiary’s Shares” means all of the shares held by the Corporation in the capital of Minera Sol de Oro S.A.

16.  “Permitted Encumbrances" means the following Encumbrances, and in the case of paragraphs (1) to (17) inclusive below, provided that they have been complied with and otherwise in good standing and in the case of paragraphs (1) to (8) inclusive and (17) below do not either individually or in the aggregate affect in any material respect the Corporation's good and marketable title to the Property or the use of the Property or any portion thereof for the purpose for which it is currently used or intended to be used in the future by the Corporation, including mineral exploration and development and mining:

(1)  liens for taxes, rates, assessments or other charges of Governmental Authorities, or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Corporation and in respect of which the Corporation has set aside on its books reserves which, in accordance with GAAP, are adequate therefor;

(2)  liens for any judgment rendered or claim filed against the Corporation which the Corporation is contesting in good faith and in respect of which the Corporation has set aside on its books reserves which, in accordance with GAAP, are adequate therefor and to the extent only that any such judgment does not constitute an event of default hereunder;

(3)  reservations, limitations, provisos and conditions expressed in any original grants from the Crown of real or immoveable property, or interests therein, which do not materially impair the use of the affected land for the purpose for which it is used by the Corporation;

(4)  licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which will not materially impair the use of the affected land for the purpose for which it is used by the Corporation;

(5)  title defects or irregularities which are, in the opinion of the Holder acting reasonably, of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by the Corporation, or affect its disposal by the Holder or any Holder, trustee, or receiver, appointed by the Holder, or otherwise;

(6)  the right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by the Corporation from said Governmental Authority or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(7)  an Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public and statutory obligations;

(8)  security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of the Corporation in the ordinary course of its business;

(9)  Encumbrances upon property subsequently acquired by the Corporation, or subsequently assumed by the Corporation in connection with property subsequently acquired by the Corporation, provided that (i) any such Encumbrance extends to or covers only the property so acquired, (ii) any such Encumbrance is created or assumed contemporaneously with such acquisition to secure or provide for the payment of all or part of the cost thereof or in connection with the refinancing of an existing Purchase Money Arrangement, and (iii) such Encumbrance does not, at the time of creation or assumption thereof, secure indebtedness in an amount in excess of the fair market value of the property so acquired (the arrangements described above being referred to herein as "Purchase Money Arrangements"), and in connection with Capital Leases;

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(10)  charge/mortgage of land in favour of Exall Resources Limited, as to an undivided 11.1% interest, Newmont Canada Limited, as to an undivided 50% interest, and Glimmer Resources Inc., as to an undivided 38.9% interest in the amount of $3,000,000.00;

(11)  In respect of Parcel 14572 only, Instrument No. 341846 being an easement granted to Her Majesty the Queen in right of the Province of Ontario as represented by the Minister of Transportation and Communication in the Province of Ontario over Part 1, Plan 6R-4725 registered April 14, 1986 for purposes of constructing, maintaining, using and keeping clear of obstruction an off-take ditch for proper drainage of the King’s highway;

(12)  In respect of Parcel 14572 only, Instrument No. 485344 being a Notice of Agreement registered August 21, 1998 being an agreement between Glimmer Resources Incorporated and Joachim Joseph DeCarlo dated August, 1998 granting Joachim DeCarlo a 10% Net Profits Royalty;

(13)  In respect of Parcel 338 and Parcel 6413 only, Instrument No. 488166 being a Notice of Agreement registered November 25, 1998 being an acknowledgement of an agreement between Raphael and Shirley Alyman and Exall Resources Limited effective September 14, 1998, as assigned by Instrument No. C523969

(14)  In respect of Parcel 338 and Parcel 6413 only, Instrument No. C524197 being a Notice of Agreement registered September 13, 2002 being an agreement between Raphael and Shirley Alyman and the Corporation granting the Alyman’s a Profit Royalty;

(15)  In respect of Parcel 7745 only, Instrument No.523970, registered September 6, 2002 being a Notice of Agreement between Exall Resources Limited and Donald Plouffe with an option to purchase as assigned by Instrument No. 523971 to the Corporation;

(16)  Encumbrances as evidenced in the PPSA registrations and UCC registrations as listed below;

(i)	Personal Property Security Act (the “PPSA”) registration number 20030226 1444 1530 3556 (file number 891969957) in favour of Nexcap Finance Corporation;

(ii)	PPSA registration number 20030516 1607 1730 8322 renewed by 20040513 1520 1730 9227 (file number 894449385) in favour of Toromont, a Division of Toromont Industries Ltd.

(iii)	PPSA registration number 20030107 1625 1648 2435 and 20030318 1442 1648 2487 (file numbers 890639352 and 892529019) in favour of Stewart Vehicle Leasing Ltd.;

(iv)	PPSA registration number 20020829 1047 1529 0055 (file number 886796415) in favour of The Toronto-Dominion Bank;

(17)  Encumbrances proposed to be granted by the Corporation to the lenders of:

(i)	the Series 2004-B secured convertible debenture in the principal amount of up to US$12,000,000, subject to a 25% over-allotment option; and

(ii)	the Series 2004-C secured convertible debenture in the principal amount of up to US$1,000,000;

provided that such Encumbrances shall rank junior to the security created hereunder if any amount remains outstanding hereunder; and

(18)  other Encumbrances consented to in writing by the Holder.

17.  “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

18.   “Pledged Securities” means those securities listed on Schedule 4(2).

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19.  “Property” means the property and assets subject to the fixed and specific mortgage (including the mortgage by way of sublease) and charge and floating charge contained in sections 4(1), (2) and 4(3) of the debenture.

20.  “Release” means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump and exhaust and when used as a noun has a similar meaning.

21.  “Subscription Agreement” means that certain Subscription Agreement dated the date hereof pursuant to which the Holder subscribes for this debenture from the Corporation.

22.  “Subsidiaries” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

23.  “Underwriting Agreement” means the underwriting agreement dated October 19, 2004 between the Corporation and Regent Mercantile Bancorp Inc.

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Schedule 10(6) - Outstanding Orders, Notices, Etc.

NIL

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Schedule 10(7) - Environmental Matters

1.  All matters discussed in the report entitled “Board Information Report” dated October 6, 2004, previously circulated to the Holder.

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